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                                                                      EXHIBIT 11



                       COMPUTATION OF EARNINGS PER SHARE



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                                                                      YEAR ENDED DECEMBER  31,
                                                           -----------------------------------------------


                                                               1996              1995               1994
                                                           -----------       -----------        -----------
Primary
   Net loss                                                $(3,203,000)      $(3,157,000)       ($2,873,000)
                                                           ===========       ===========        ===========

Shares
      Weighted average common
           shares outstanding                                3,706,000         3,680,000          3,678,000
Net common shares issuable
            on exercise of certain
             stock options                                           -                 -                  -
                                                           -----------       -----------        -----------
Net common shares issuable
            upon conversion of
             preferred stock                                         -                 -                  -
                                                           -----------       -----------        -----------

Average common and common
        share equivalents outstanding,
         as adjusted                                         3,706,000         3,680,000          3,678,000
                                                           ===========       ===========        ===========
Primary loss per common share                              $(      .86)      $(      .86)       $(      .78)
                                                           ===========       ===========        ===========

Assuming full dilution
   Average common and
       common share equivalents
        as adjusted                                          3,706,000         3,680,000          3,678,000
Net additional common shares
        issuable on exercise of
        certain stock options                                        -                 -                  -
                                                           -----------       -----------        -----------
Net additional common shares
        upon conversion of
        preferred stock                                              -                 -                  -
                                                           -----------       -----------        -----------

Average common and common
        share equivalents outstanding,
         as adjusted                                         3,706,000         3,680,000          3,678,000
                                                           ===========       ===========        ===========

Loss per common share assuming
        full dilution                                      $(      .86)      $(      .86)       $(      .78)
                                                           ===========       ===========        ===========
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